UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 16, 2026
SOLVENTUM CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	File No. 001-41968	92-2008841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Yankee Doodle Road, Eagan, Minnesota		55121
(Address of Principal Executive Offices)		(Zip Code)
(Registrant’s Telephone Number, Including Area Code) (651) 733-1110
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $.01 Per Share	SOLV	New York Stock Exchange
Securities registered pursuant to section 12(g) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2026, the Board of Directors of Solventum Corporation (the “Company”) appointed Neil Zieselman to serve as Senior Vice President, Controller and Chief Accounting Officer of the Company, effective as of August 10, 2026. Mr. Zieselman is replacing Mary Wilcox in this role in connection with her previously announced retirement and will report directly to Wayde McMillan, the Company’s Chief Financial Officer. Mr. Zieselman will function as the Company’s Principal Accounting Officer for Securities and Exchange Commission (“SEC”) reporting purposes.

Mr. Zieselman, age 50, joins the Company from Surgery Partners, Inc., where he has served as its Senior Vice President, Corporate Finance and Controller since May 2022. Prior to Surgery Partners, Inc., Mr. Zieselman served Stryker Corporation as its Vice President, Finance Operations from April 2021 to May 2022, Senior Director, Finance Transformation from August 2019 to April 2021 and Senior Director, Finance and Group Controller, Orthopaedics Group from January 2017 to August 2019. Prior to joining Stryker Corporation, Mr. Zieselman held accounting and finance leadership roles at Covanta Holding Corporation, including Vice President and Chief Accounting Officer, Cendant Corporation and Avaya Inc. Mr. Zieselman began his career as an auditor with PricewaterhouseCoopers LLP. Mr. Zieselman is a licensed CPA and graduated Summa Cum Laude with a Bachelors of Science degree in Accounting from Rider University.

In connection with Mr. Zieselman’s appointment as Senior Vice President, Controller and Chief Accounting Officer, Mr. Zieselman’s compensation will consist of an annual base salary materially consistent with the scope of role and experience, and a target annual bonus of 50% of base salary, subject to employment on the applicable payment date. Mr. Zieselman will be eligible for an annual long-term incentive target award of $500,000. Mr. Zieselman will receive a cash sign-on bonus of $130,000 and an initial grant of $600,000 of restricted stock units, which will vest in three equal installments on the first three anniversaries of the grant date, subject to continued employment. Additionally, as a result of Mr. Zieselman’s appointment, he is eligible to participate in the Solventum Executive Severance Plan. For more information on the Solventum Executive Severance Plan, see the Current Report on Form 8-K filed with the SEC on May 27, 2026.

The appointment of Mr. Zieselman was not pursuant to any agreement or understanding between him and any other person. There is no family relationship between Mr. Zieselman and any director or executive officer of the Company, and there are no transactions between Mr. Zieselman and the Company that are required to be reported under Item 404(a) of Regulation S-K.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOLVENTUM CORPORATION

By:	/s/ Wayde McMillan

Wayde McMillan
Executive Vice President and Chief Financial Officer
Dated: July 20, 2026